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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-7629) pertaining to the 1991 Stock Plan, 1996 Employee Stock Purchase Plan and 1996 Director Option Plan of Cardiac Pathways Corporation of our report dated July 30, 1996, with respect to the consolidated financial statements and schedule of Cardiac Pathways Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1996.

                                                           /s/ ERNST & YOUNG LLP

San Jose, California
August 16, 1996